Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Joseph Moroney, President of Apollo Senior Floating Rate Fund Inc. (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/3/2017	/s/ Joseph Moroney
Joseph Moroney, President
(principal executive officer)

I, Frank Marra, Treasurer and Chief Financial Officer of Apollo Senior Floating Rate Fund Inc. (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/3/2017	/s/ Frank Marra
Frank Marra, Treasurer and Chief Financial
Officer
(principal financial officer)